Signature Version FIRST AMENDMENT TO THE ASSOCIATION AGREEMENT FOR THE MINING, PRODUCTIVE, COMMERCIAL, COMMUNITY, AND ENVIRONMENTAL DEVELOPMENT OF THE ATACAMA SALT FLAT In Santiago, Chile, on December 27, 2025, between (i) on the one hand, CORPORACIÓN NACIONAL DEL COBRE DE CHILE, unique tax ID No. 61.704.000-K, a state-owned mining, commercial, and industrial company, organized and existing under the laws of the Republic of Chile (“CODELCO”), SALARES DE CHILE SpA, unique tax ID No. 77.780.914-8 ("SDC"), and MINERA TARAR SpA, tax identification number No. 77.780.919-9, all with registered office at Calle Huérfanos No. 1270, Santiago ("Tarar" and, together with CODELCO and SDC, the "CODELCO Party"), and (ii) on the other hand, SOCIEDAD QUÍMICA Y MINERA DE CHILE S.A., Tax ID No. 93.007.000-9 ("SQM"), SQM NUEVA POTASIO SpA, Tax ID No. 76.630.159-2 (in its capacity as assignee of the contractual position of SQM Potasio S.A., hereinafter “SQMK”), and SQM SALAR SpA (formerly SQM Salar S.A.), tax identification number No. 79.626.800-K, all with registered office at El Trovador No. 4285, 6th floor, Las Condes district, Santiago ("SQM Salar" and, together with SQM and SQMK, the "SQM Party"), each of the parties identified above may hereinafter be referred to as the “Party” and both collectively as the “Parties,” agree as follows: WHEREAS 1. That on May 31, 2024, the Parties entered into an agreement establishing the basis for a partnership between them (the "Partnership") for the mining, production, commercial, community, and environmental development of the Atacama Salt Flat (the "Agreement"). 2. That the Agreement established the procedures and formalities that each of the Parties, or both jointly, were to carry out prior to the formation of the Partnership, as well as the various rights and obligations they would have once the Partnership was formed. 3. That prior to the Closing, the Parties deem it necessary to incorporate the amendments to certain provisions of the Agreement and its Annexes set forth below. THEREFORE, the Parties agree to execute this first amendment to the Agreement (the “First Amendment”) with the amendments and other provisions set forth below. FIRST: Amendment and Declaration Related to the Closing 1.1 Amendment. By this instrument, the Parties agree to amend Section 8.5 of the Agreement by adding two new paragraphs, following the existing one, to read as follows: Signing Version "Notwithstanding the foregoing, the Parties hereby agree that, if all other deliverables referred to in Sections 8.2, 8.3, and 8.4 above have been exchanged between them, the Closing shall be deemed to have occurred even if the execution of one or more of the Potash Offtake Agreement, the Transitional Services and Supply Agreements, the Energy Agreements Protocol, the IP License for the Joint Venture, the IP License for CODELCO, or the IP License for SQM. Upon the Closing having been effected under the circumstances described in the preceding paragraph, the Parties agree to execute such documents within five days following the Closing. 1.2 Representation. Each Party hereby represents and warrants to the other that, as of this date, it is not required to obtain or file any declaration, filing, consent, approval, Order, or authorization from any Governmental Authority or third party in connection with the completion of the transactions contemplated in the Agreement (including, in particular, the Merger and the Closing) and in the other Transaction Documents, the failure to obtain which could reasonably be expected to have a Material Adverse Effect or otherwise have a significant adverse impact on the Association or on the other Party. This representation shall be deemed a Fundamental Representation and Warranty for all purposes of the Agreement. SECOND: Amendments Related to the Atacameño Communities The Parties hereby agree to amend the following provisions of the Agreement relating to the Atacameño Communities: 2.1 The definition of “Atacameño Communities” is replaced in its entirety with the following: “Atacameño Indigenous Communities” means those indigenous communities, as defined in Article 9 of Law No. 19,253, belonging to the Atacameño or Lickanantay people of the Salar de Atacama basin that are established, registered, and have a current board of directors with the National Indigenous Development Corporation (“CONADI”). 2.2 The text of Section 5 of the Agreement is replaced in its entirety with the following: "5.1 Participation between the Joint Venture and the Communities (a) The Parties have engaged in a process of open dialogue in good faith with the aim of jointly establishing a governance framework for the Joint Venture’s ongoing relationship with the Atacameño Indigenous Communities, enabling them to actively participate in matters of common interest related to the Joint Venture’s productive activities (“Community Governance”). (b) The purpose of Community Governance shall be to recognize and appropriately consider the perspectives and visions of those Atacameño Indigenous Communities established and registered with CONADI as of May 31, 2024, the date of execution of this Agreement (the "Participating Communities"), which freely decide to participate in it. Signed Version (c) To this end, Community Governance shall establish formal mechanisms for meaningful and direct participation with the Joint Venture’s management, executive, and territorial levels, in the manner and through the bodies to be established, together with the operating principles, in an annex to be incorporated into this Agreement, which shall be deemed an integral part thereof. (d) Community Governance shall respect the human rights of indigenous peoples, which includes taking into account their opinions and traditional knowledge during the design, planning, execution, and implementation of projects, in accordance with the national and international legal standards in force in Chile, in order to implement respectful and sustainable business practices. In this way, a relationship of mutual respect and collaboration will be fostered that strengthens the sustainable development and well-being of the Participating Communities. (e) Community Governance will take into account the territorial reality in which the Joint Venture’s activities are and will be carried out in the Salar de Atacama, considering this reality in its various instances and operating principles. (f) As of the Effective Date of the Partnership and within 120 days from the incorporation of the Community Governance as an annex to this Agreement, the Joint Venture shall adopt the measures necessary for its implementation, convening the Participating Communities to one or more meetings to formally initiate a permanent relationship that allows for the joint addressing of the socio-environmental matters arising from this Agreement. Community Governance shall be implemented with the Participating Communities that freely choose to join it, without prejudice to allowing the gradual incorporation of all other Participating Communities that subsequently decide to do so, within the framework of the provisions of subparagraph (b) of this paragraph. 5.2 Indigenous Consultation (a) Through Exempt Electronic Resolution No. 347/2024, CORFO initiated the “Salar de Atacama Contracts” indigenous consultation process, in accordance with current legislation, regarding administrative measures likely to directly affect indigenous peoples contained in: (i) The draft amendments to the CORFO-SOM Contracts; and (ii) The draft CORFO-Tarar Contracts. Prior to the Effective Date of the Partnership, the “Salar de Atacama Contracts” indigenous consultation process was carried out through all its stages, and concluded via CORFO Exempt Electronic Resolution No. 96 of September 15, 2025, thereby fulfilling the commitments undertaken on the date of execution of this Agreement, in accordance with applicable law and the applicable principles of ILO Convention No. 169. (b) Once the Salar Futuro Project is defined with sufficient detail for its submission to the Environmental Impact Assessment System, an indigenous consultation process will be conducted on matters likely to directly affect indigenous peoples, in accordance with applicable law. THIRD: Contribution by Dixin Corporation and Series E Shares The contribution by Dixin Corporation referred to in Section 10.3 of the Agreement was made 3 Signed Version prior to the completion of the Merger, and the Parties decided to implement said contribution to the Joint Venture without issuing the Series E Shares, and agreeing that, should any dividend be payable that, pursuant to Annex 2.3(c) (Joint Venture Bylaws for the First Term) and Annex 4.1 (Joint Venture Shareholders’ Agreement Template) would have been payable on the Series E Shares, an amount equivalent to half of such dividend shall be deducted from the dividends payable on the Series A Shares, and the same amount shall be added to the dividends payable to the Series B Shares. Consequently, any reference in the Agreement to the series of Shares, particularly references to the Series E Share, shall be deemed modified to reflect the series, number of shares, distribution among the Parties, characteristics, rights, obligations, and preferences contained in the bylaws of the Joint Company to be approved by the Merger Meetings and in the Shareholders’ Agreement to be executed on the Effective Date of the Association. FOURTH: Condition subsequent. 4.1. Notwithstanding that as of this date the condition precedent set forth in section 7.1(c) of the Agreement has been satisfied, the Parties have agreed to subject the merger between SQM Salar SpA and Minera Tarar SpA (the “Merger”), all proceedings arising from or related to said merger, and, ultimately, the Association as a whole, to the resolutory condition (the “Resolutory Condition”) consisting of: (i) That the appeal filed by Inversiones TLC SpA under Case No. 52.750-2025 against the judgment of the Honorable Court of Appeals of Santiago dated November 11, 2025, rendered in the administrative litigation case No. 508-2024, which rejected the claim of illegality brought by Inversiones TLC SpA against Exempt Resolution No. 6,441, dated July 15, 2024, issued by the Financial Market Commission (the "Judgment"); (ii) That an extraordinary meeting of SQM shareholders convened to approve the Merger: (a) does not approve the Merger, or (b) if the Merger is approved, SQM shareholders representing a percentage of the total shares issued by said company greater than that agreed upon at the respective meeting exercise their right of withdrawal pursuant to Article 69 of Law No. 18,046 and Article 134 of its implementing regulations; and (iii) That SQM execute a public deed setting forth (a) verification of the circumstances described in the preceding items (i) and (ii), and attach as annexes to said deed, registered under the same file number, copies of: (1) the Judgment; (2) the Regulatory Authorizations (as defined below); (3) the signed minutes of the extraordinary meeting of SQM shareholders that does not approve the Merger, or alternatively, the signed minutes of the extraordinary meeting of SQM shareholders that approves the Merger, accompanied by the notices through which one or more shareholders exercised their right of withdrawal exceeding the percentage referred to in 3.1(ii)(b); and (4) the SQM Restitutions (as defined below); and (b) that it does not waive the condition subsequent set forth herein. 4.2. Given the nature of the Resolutory Condition, should the circumstances described herein occur, it shall take effect automatically, and consequently, the Parties shall revert to the status prior to the Merger without further formalities, rendering the Merger and all acts arising from or related to it null and void. 4

Signing Version Notwithstanding the foregoing, and given the multifactorial nature of the Resolutory Condition, the Parties agree to act diligently and prudently as the circumstances constituting the Resolutory Condition arise in order to (i) attempt to prevent, to the extent possible and always in strict compliance with applicable law, the occurrence of the other circumstances constituting the Resolutory Condition, and (ii) identify and carry out the actions and steps that the Parties must take to effectively return to the state prior to the Merger. For such purposes, the Parties undertake, in particular, but not limited to, the following: (i) As soon as possible after the Judgment is notified, the Parties shall commission an analysis from one of the international law firms that advised the Parties in the preparation of the Regulatory Filings and the obtaining of the Consents and Authorizations, regarding the regulatory authorizations (the “Regulatory Authorizations”) that must be obtained in Chile or abroad from Government Authorities, in accordance with the Law, so that the Parties may return to the status prior to the Merger. (ii) Once the necessary regulatory approvals have been identified, the Parties will meet to determine the appropriate timing for each application, based on the requirements for obtaining such approvals, the likelihood of approval at the shareholders’ meeting, and other factors deemed relevant by the Parties. In this regard, the Parties may decide to seek such Regulatory Approvals before or after the Meeting (or some of them before and others after). (iii) In parallel, the SQM Party shall (1) estimate, based on its cash availability and borrowing capacity, the amount it might eventually pay in the event that, if the Merger is approved at the meeting, one or more shareholders exercise their right of withdrawal, (2) explore other financing alternatives in the event that the right of withdrawal is exercised by one or more shareholders (such as, for example, the potential sale to third parties of the shares that SQM acquires by virtue of the exercise of the right of withdrawal), and (3) on that basis, define a percentage of shareholders exercising the right of withdrawal so that the Resolutory Condition is deemed to have been met even if the Merger has been approved at the meeting. (iv) The Parties shall jointly design a strategy aimed at (1) ensuring that the Merger is approved at an SQM shareholders’ meeting with the largest possible quorum and (2) taking into account what is determined pursuant to the preceding subparagraph (iii), discouraging shareholders from exercising the right of withdrawal. (v) Only once the matters and decisions referred to in the preceding paragraphs have been resolved (including the obtaining of the Regulatory Authorizations that the Parties have defined as necessary to obtain prior to the meeting), shall SQM proceed to call the extraordinary shareholders’ meeting that must vote on the Merger. (vi) In the event of a disagreement between the CODELCO Party and the SQM Party regarding the matters referred to in the preceding paragraphs, the decision shall rest with the SQM Party. However, in the event of a disagreement regarding the timing of when each Regulatory Authorization shall be requested, this shall be resolved by the 5 Signing Version Independent Expert (as defined in the Shareholders’ Agreement), a specialist in competition law or mergers and acquisitions, for whose appointment, mechanism, and resolution deadlines the rules set forth in Section 5.11.5 of of the Shareholders’ Agreement, but it shall not be necessary to wait for either the start date of negotiations or the negotiation period to send the Offtake Disagreement Notice referred to in said section. (vii) The SQM Party shall record, by public deed, that upon the completion of the Merger, (a) any quota or increase in extraction, production, marketing, or other quota granted by CORFO or CCHEN to the SQM Party subject to the condition precedent of the Merger or the Association having been completed shall be null and void; (b) any extraction, production, marketing, or other quota granted by CORFO or CCHEN to Tarar and received by the SQM Party as a result of the Merger taking effect shall be returned to the CODELCO Party; and (c) any rights under the CORFO-Tarar Agreements and the contractual position thereunder shall be returned to the CODELCO Party (the “SQM Restitutions”). (viii) Once the Resolutory Condition has been verified, the Parties shall efficiently and promptly take all necessary actions and steps to return to the state prior to the Merger, including, but not limited to, those aimed at ensuring that (a) the SQM Restitutions are carried out, and (b) the CODELCO Party returns any amount it may have received from the Joint Venture in the form of dividends or capital distributions, if any. FIFTH: Other Amendments By this instrument, the Parties further agree to amend the following provisions of the Agreement: 5.1 In Section 2.15(b) of the Agreement, the phrase “or within five days following such occurrence” is inserted after the phrase “On the Effective Date of the Partnership” with which that section begins. 5.2 The text of Section 2.17 of the Agreement is replaced in its entirety with the following: "On the Effective Date of the Partnership, or within five days thereafter, SQM and SQM Salar shall execute the Energy Contracts Protocol, on terms substantially similar to those set forth in the term sheet attached as Annex 2.17." 5.3 In Section 7.3(d) of the Agreement, the phrase “executed” is replaced by the phrase “agreed to in its entirety.” 5.4 The text of Section 8.3(g) of the Agreement is replaced in its entirety with the following: "(g) (i) A certified copy of current title certificates, mortgages and liens, prohibitions and injunctions, and litigation regarding the Mining Rights, Real Property, and Water Rights, dated at least sixty (60) days prior to Closing, evidencing the title of the Joint Venture or CORFO," 6 Signing Version This First Amendment is executed and delivered in one or more copies of equal text and date, which may be executed by handwritten signature or electronic signature (simple or advanced). In the case of electronic copies of this instrument, a graphic representation (scan) of the handwritten signatures must be attached. In the case of paper copies, a paper printout of the electronic signatures must be attached. In the case of signing via an electronic signature platform (such as DocuSign or others), all signatures must be made through the same platform. as applicable, over the same and the absence of Encumbrances with respect to the same, except for those established in the CORFO-SQM Agreements, and (ii) a copy of the applications for current title certificates, mortgages and liens, prohibitions and injunctions, and litigation regarding the certificates of those Mining Rights, Real Property, and Water Rights that have not been received by the SQM Party prior to Closing. 5.5 Immediately following Section 13.8, a new Section 13.9 is added, which reads as follows: "13.9 Certificates Party SQM agrees to deliver to CODELCO, within sixty (60) days from Closing, a certified copy of the current title certificates, mortgages and liens, prohibitions and injunctions, and litigation regarding the Mining Rights, Real Property, and Water Rights, valid for at least sixty (60) days prior to Closing as referred to in item (ii) of Section 8.3(g), which attest to the ownership of the Joint Venture or CORFO, as applicable, over the same and the absence of encumbrances thereon, except for those established in the CORFO-SQM Agreements. 5.6 In Part H (General Terms of the SQM Payable Account) of Annex 9 (Principles for the Calculation of the Working Capital Adjustment Account), in the Interest Rate row, the phrase “six-month SOFR plus the Spread” is replaced by the phrase “six-month Term SOFR plus the Spread.” SIXTH: Effective Date. No Other Amendments The amendments contained in this First Amendment shall take effect immediately as of the date indicated on the first page. In all matters not modified by the First Amendment, the provisions contained in the Agreement remain fully in force. SEVENTH: Execution [signatures on following pages] Signing Version IN WITNESS WHEREOF, the Parties have executed this First Amendment to the Partnership Agreement on the date indicated on the first page. CORPORACIÓN NACIONAL DEL COBRE DE CHILE SALARES DE CHILE SpA MINERA TARAR SpA Name: Title: Name: Title: Name: Title: Name: Title: Name: Title: Signature Sheet for the First Amendment to the Partnership Agreement Name: Title:

Signed Version IN WITNESS WHEREOF, the Parties have executed this First Amendment to the Partnership Agreement on the date indicated on the first page. SOCIEDAD QUÍMICA Y MINERA DE CHILE S.A. SOM NUEVA POTASIO SpA SOM SALAR SpA Name: Title: Name: Title: Name: Title: Name: Title: Name: Title: Signature Sheet for the First Amendment to the Association Agreement Name: Title: